Exhibit 99.1

            Antigenics Announces Partial Clinical Hold on
           Phase III Trials for Kidney Cancer and Melanoma

    NEW YORK--(BUSINESS WIRE)--Sept. 3, 2003--

  All Patients Currently Enrolled in Phase III Trials Will Continue Treatment

                        No Safety Concerns Raised by FDA

           Other Trials Will Proceed Uninterrupted, Including Phase II
                         Studies of Oncophage and AG-858

                 Conference Call To Be Held Today at 9:00 am EDT

    Antigenics Inc. (NASDAQ: AGEN) announced today that it had completed a meeting with the US Food and Drug Administration (FDA) on product characterization issues.
    Following a discussion of the company's personalized cancer vaccine Oncophage(R) (HSPPC-96), the FDA has requested additional product characterization information from Antigenics. Pending receipt and acceptance of such information, the agency is placing on partial clinical hold the Phase III trials of Oncophage under its investigational new drug (IND) application, which includes trials in kidney cancer and metastatic melanoma.
    The FDA said that safety was not an issue and that patients already enrolled in the Phase III studies could proceed with vaccination. All other Oncophage trials, including Phase I and II studies, are not affected and enrollment and vaccination will proceed as planned.
    "Our main priority is to work with the FDA to resolve these product characterization issues as quickly as possible," said Garo H. Armen, PhD, chairman and chief executive officer of Antigenics. "We expect to provide the FDA with the required information within the next six to eight weeks."

    Conference Call Information

    Antigenics executives, including Chairman and CEO Garo Armen, PhD, will host a conference call at 9:00 AM EDT today. To access the live call, dial 877.416.2362 (domestic) or 706.679.3850 (international). The call will also be webcast and will be accessible from the company's website at www.antigenics.com/investors/. A replay will be available approximately two hours after the call through midnight EDT on September 17, 2003. The replay number is 800.642.1687 (domestic) or
706.645.9291 (international), and the access code is 2626915. The replay will also be available at www.antigenics.com.

    Antigenics is working to develop personalized immunotherapeutics and revolutionary treatments for cancers, infectious diseases and autoimmune disorders. For more information about Antigenics, please visit www.antigenics.com.

    This press release contains forward-looking statements, including statements regarding: (1) whether or not the FDA will accept the product characterization information that Antigenics submits and will release the partial clinical hold, and (2) the timing of when Antigenics expects to provide the FDA with the requested product characterization information. These statements are subject to risks and uncertainties that could cause actual results to differ materially to those projected in these forward-looking statements. These risks and uncertainties include, among other factors, the factors related to the regulatory approval process described in the company's periodic filings with the Securities and Exchange Commission. Please see the "Factors That May Impact Future Results" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Antigenics Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, for a full discussion of these and other risk factors. Antigenics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

    CONTACT: Antigenics Inc.
             Corporate Communications
             Sunny Uberoi, 212-994-8206
             suberoi@antigenics.com
             Investor Relations
             Tanya Sripanich, 212-994-8266
             tsripanich@antigenics.com